Exhibit 99.1

Harland News Release
                                              PO Box 105250, Atlanta, GA  30348
                                                                  (770) 981-9460
                                                                 www.harland.net

For More Information, Contact:

Investors
Henry R. Bond
Treasurer & Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec                                             Dave Pearce
Vice President                                          Executive Vice President
Corporate Communications and Community Relations        Marketing
770-593-5443                                            651-604-7569
jpensec@harland.net                                     dpearce@libertysite.com
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                  HARLAND TO ACQUIRE LIBERTY ENTERPRISES, INC.


ATLANTA (April 5, 2005) - John H. Harland Company (NYSE: JH) has signed a definitive agreement to acquire Liberty Enterprises, Inc., the two companies announced today.

Headquartered in Mounds View, Minnesota, Liberty is a provider of checks, marketing services, education and e-commerce solutions primarily to credit unions. Liberty includes Liberty Essentials, which provides checks and forms; MyDAS Marketing, which provides training and education; ALTAFI, a strategic marketing and creative company; and Cavion Plus, a developer of secure Internet financial products and services. Liberty had revenue of $135 million in 2004, of which approximately 75% was from the sale of checks and forms.

Harland will pay $160 million in a cash-for-stock purchase under a 338(h)(10) tax election. Harland expects the acquisition to be immediately accretive to earnings, with an estimated impact to earnings of $0.10 - $0.15 per share over the first full year, with the majority of the increase occurring in the latter part of the first 12 months. Once fully integrated, the acquisition is expected to contribute an estimated $0.25 to $0.30 in annual earnings per share. The acquisition is subject to regulatory approval and other closing conditions, and is expected to close in late May or early June.

"There is a complementary fit between Harland and Liberty that demonstrates our commitment to credit unions," said Timothy C. Tuff, chairman and chief executive officer of Harland. "Both Harland and Liberty have expanded their core check printing offerings to include other products and services that add value for their customers."

Tuff added that Liberty's position primarily in smaller and mid-sized credit unions complements Harland's position among the larger credit unions and that the combined range of products and services will make Harland the preferred partner for credit unions across the country.

"We are excited to become part of Harland," said Stan Hollen, president and chief executive officer of Liberty. "Both companies share a commitment to providing strategic products and services to their customers. Liberty's customers will benefit from the extensive product offerings of Harland. In addition, there is a good cultural fit between the two organizations. This agreement will enable both organizations to increase the value we offer to our customers."


                                       ###

About Liberty Enterprises
Liberty, founded in 1985, is the credit union movement's leading provider of payment systems, marketing services and technology solutions. A family- and employee-owned company, Liberty provides financial institutions with card services, checks, financial supplies, database marketing and creative services. Cavion Plus, formed through the merger of Liberty Internet Services and CUNA Network Services, provides Website, e-transaction, connectivity and security services to more than 1,300 credit unions. MyDAS, Inc. offers award-winning training, education and marketing programs to financial institutions. Liberty Enterprises partners with more than 5,400 credit unions. More information about Liberty is available at www.libertysite.com.

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, analytical services, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of major new accounts and the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.